UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2011

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2011, the Federal Home Loan Bank of Atlanta (the "Bank") filed a report on Form 8-K regarding the retirement of Jill Spencer as Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary of the Bank, effective April 1, 2011.

In connection with Ms. Spencer's retirement, the Bank and Ms. Spencer entered into a General Agreement and ADEA Release (the "Agreement"). On April 29, 2011, the Bank received notice from the Federal Housing Finance Agency of non-objection to the provisions of the Agreement.

The Agreement contains a general release of claims by Ms. Spencer in favor of the Bank, and provides for the payment by the Bank to Ms. Spencer of career transition benefits equal to (a) an aggregate amount of $462,500, which is equivalent to 12 months of Ms. Spencer's most recent salary; (b) an aggregate payment of $10,000 to Ms. Spencer for outplacement services; and (c) the cost of Ms. Spencer's monthly retiree medical insurance premium for the period beginning April 1, 2011 and ending April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: May 3, 2011	By: /s/ W. Wesley McMullan
W. Wesley McMullan
President and Chief Executive Officer